FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
Churchill Downs Incorporated Announces Definitive Agreement to Acquire At Least a 50.1% Stake in Rivers Casino Des Plaines in Illinois
Transaction will result in acquisition of all of Clairvest Group’s ownership in one of America’s premier casino properties
LOUISVILLE, Ky. (October 31, 2018) - Churchill Downs Incorporated (“CDI” or the “Company”) (Nasdaq: CHDN) today announced that it has signed a definitive purchase agreement (the “Purchase Agreement”) pursuant to which CDI will acquire certain of the ownership interests of Midwest Gaming Holdings, LLC (“Midwest Gaming”), the parent company of Rivers Casino Des Plaines in Des Plaines, Illinois (“Rivers Des Plaines”), for cash (the “Sale Transaction”).
The Sale Transaction will be comprised of (i) CDI’s purchase of 100% of the ownership stake in Midwest Gaming held by affiliates and co-investors of Clairvest Group Inc. (“Clairvest”) for approximately $291 million and (ii) CDI’s offer to purchase, on the same terms, additional units of Midwest Gaming held by High Plaines Gaming, LLC, an affiliate of Rush Street Gaming, LLC (“Rush Street”), and Casino Investors, LLC (“Casino Investors”), resulting in aggregate cash consideration of at least $326 million.
Post-closing, CDI and Rush Street will jointly control Rivers Des Plaines as Rush Street has with Clairvest since the casino’s opening. Additionally, Rush Street and the Rush Street-led management team will continue to manage the day-to-day operations of Rivers Des Plaines.
Following the closing of the Sale Transaction, the parties expect to enter into a recapitalization transaction pursuant to which Midwest Gaming will use approximately $300 million in proceeds from new credit facilities to redeem, on a pro rata basis, additional Midwest Gaming units held by Rush Street and Casino Investors (the “Recapitalization”). The parties expect the new credit facilities will be comprised of an amended and extended Revolving Credit and Term Loan Agreement (the “Senior Credit Facility”) with one of Midwest Gaming’s wholly-owned subsidiaries for up to $650 million, as well as approximately $200 million in mezzanine debt incurred directly by Midwest Gaming. After the Recapitalization, approximately $50 million of the Senior Credit Facility would remain unfunded and available for general corporate purposes.
The Sale Transaction and Recapitalization (together, the “Transactions”) will result in CDI owning at least 50.1% of Midwest Gaming. Should members of Rush Street and Casino Investors elect to participate in CDI’s offer to purchase additional units in the Sale Transaction, CDI’s ownership of Midwest Gaming following the Transactions would increase, as would its cash investment. CDI’s cash purchase price in the Sale Transaction is subject to a cap of $500 million, which is expected to pay for all of Clairvest’s units and those of the other investors being sold in the Sale Transaction. After giving effect to the Transactions, Rush Street expects to own largely the same ownership interest percentage in Midwest as it currently holds.
CDI and Rush Street equally will split priority distributions of two percent of Midwest Gaming’s annual gross revenue. In addition, CDI, Rush Street and Casino Investors will be entitled to receive pro rata quarterly tax distributions calculated based on the highest applicable U.S. individual federal tax rate plus the higher of California or New York individual state tax rates, as well as other distributions permitted under new credit facility covenants.
CDI CEO Bill Carstanjen said the Transactions reflect CDI’s strategy of investing in gaming properties with stable, predictable cash flows in diverse markets, particularly in populous states that may ultimately grant access to online casino gaming and sports betting to their brick-and-mortar casino license holders.
“We are thrilled to partner with Neil Bluhm and Rush Street Gaming in Rivers Des Plaines. This property is the crown jewel of Illinois gaming and one of the country’s premier casinos,” Carstanjen said. “This is an exciting opportunity for CDI, given Rivers Des Plaines’ superior design, unparalleled location in the Chicagoland market, high-quality amenities and outstanding team.”
“Churchill Downs Incorporated has created significant shareholder value over the years and we are excited to be partnering with them” said Greg Carlin, CEO of Midwest Gaming and Rush Street Gaming. “We will work together to ensure that Rivers Casino in Des Plaines continues to be one of the most successful casino destinations in North America.”
The Transactions, which are contingent upon approval by the Illinois Gaming Board and other usual and customary closing conditions, are anticipated to close in the first half of 2019. The Transactions mark the second casino transaction involving CDI and Rush Street, with CDI having acquired Riverwalk Casino and Hotel in Vicksburg, Mississippi from Rush Street in 2012.
Opened in 2011, Rivers Des Plaines, located on the Des Plaines River in Des Plaines, Illinois, two miles from O’Hare International Airport and fifteen miles from downtown Chicago, features a 44,000-square-foot single-level gaming floor with 983 slot machines and 58 table games; seven dining and entertainment options; and a multi-functional event center.
Sidley Austin LLP is representing CDI in the Transactions, Weil, Gotshal & Manges LLP is representing CDI in the Transactions with respect to tax matters and Fox Rothschild LLP is representing CDI on gaming matters with respect to the Transactions. Kirkland & Ellis LLP is representing Rush Street and Vedder Price P.C. is representing Clairvest in the Transactions. Greenberg Traurig, LLP is representing Midwest Gaming on gaming matters with respect to the Transactions.
The Senior Credit Facility was arranged with Wells Fargo Securities, LLC as Left Lead Arranger and Left Bookrunner, Wells Fargo Bank, National Association as Administrative Agent, Fifth Third Bank, CIBC Bank USA and U.S. Bank National Association as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arranger, Joint Bookrunner and Documentation Agent.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also a leader in brick-and-mortar casino gaming with approximately 8,000 gaming positions in six states. We have launched our BetAmerica Sportsbook at our two Mississippi casino properties and have announced our plans to enter additional U.S. real money online gaming and sports betting markets. Derby City Gaming, the first historical racing machine (“HRM”) facility in Louisville, was opened in September 2018 with 900 HRM machines. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
About Rush Street Gaming
Founded by Neil Bluhm and Greg Carlin, Rush Street Gaming and its affiliates, headquartered in Chicago, Illinois, have developed and operate successful casinos in Niagara Falls, Ontario, Pittsburgh and Philadelphia, Pennsylvania, Des Plaines, Illinois (Chicago area) and Schenectady, New York. Rush Street Gaming and its affiliates has become one of the leading casino developers in the United States and operators of online casinos and sports books. www.rushstreetgaming.com
Information set forth in this presentation contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “should,” “would,” “estimate,” “may,” “project,” and similar words, although some forward-looking statements are expressed differently.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such risks and uncertainties and other factors include, but are not limited to: economic conditions on discretionary spending; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; catastrophic events and system failures disrupting our operations; security breaches and other security risks related to our technology, personal information, source code and other proprietary information; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.